Exhibit 3.32

                        AMENDED AND RESTATED BYLAWS

                                     OF

                                 [Company]

                         (a Minnesota corporation)

                                 ----------

                                 ARTICLE I

                                SHAREHOLDERS

         1. CERTIFICATES REPRESENTING SHARES. A certificate representing shares of the corporation shall contain on its face the statements required by the Minnesota Business Corporation Act (the "Business Corporation Act"), and by any other applicable provision of law, and may be signed by the President or the Treasurer, or by any other officer or agent authorized to do so by the Board of Directors. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of the corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

         2. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any resolution or written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to an officer of the corporation, shall be so expressed in the entry of transfer.

         3. SHAREHOLDER MEETINGS.

         - TIME, PLACE. The annual meeting shall be held on the date and at the time and place fixed, from time to time, by the directors, provided, each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time and place fixed by the directors or the President or by an officer instructed by the directors or the President to call the meeting, except that a special meeting called by or at the demand of a shareholder or shareholders pursuant to the Business Corporation Act shall be held in the county in which the corporation's principal executive office is located.

         - CALL. Except as otherwise required by the Business Corporation Act, annual meetings may be called by the directors or the President or the Treasurer or by any officer instructed by the directors or the President or the Treasurer to call the meeting. Special meetings may be called for any purpose or purposes at any time, by the President or the Treasurer or, if so authorized by the Business Corporation Act, two or more directors or any officer instructed by the directors or the President or the Treasurer or a shareholder or shareholders holding ten percent or more of the voting power of all shares entitled to vote, except where the Business Corporation Act, requires a greater minimum proportion of the voting power of all shares entitled to vote.

         - NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting not less than ten and no more than sixty days before the date of the meeting.

         - DETERMINATION OF SHAREHOLDERS ENTITLED TO NOTICE AND VOTE. The directors may fix, or may authorize an officer to fix, a date not more than sixty days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting, except as otherwise provided by the Business Corporation Act.

         - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

         - QUORUM. The holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

         - VOTING. Except where the Business Corporation Act, requires a larger proportion or number, the shareholders shall take action by the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on that item of business, or (2) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting.

         4. WRITTEN ACTION. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

         5. ELECTRONIC COMMUNICATIONS. A shareholder may participate in a meeting by a conference telephone or by other similar communications equipment by which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment. Participation in a meeting by such method constitutes presence in person at the meeting.

                                 ARTICLE II

                             BOARD OF DIRECTORS

         1. FUNCTIONS GENERALLY. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may fix the compensation of directors.

         2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Minnesota. The number of directors constituting the Board of Directors shall be one or more. Subject to the foregoing limitation, such number of directors may be fixed or changed from time to time by the shareholders or by the Board of Directors.

         3. ELECTION AND TERM. Directors who are elected at an annual meeting of shareholders shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified, and directors who are elected in the interim to fill vacancies and newly created directorships shall hold office until qualified successors are elected at the next annual or special meeting of the shareholders. Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

                  4.       MEETINGS.

         - TIME. Meetings shall be held at such time as the Board or any committee thereof, as the case may be, shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         - PLACE. Meetings shall be held at such place within or without the State of Minnesota as shall be fixed by the Board.

         - CALL, NOTICE, WAIVER OF NOTICE. Meetings may be called by a director by giving ten days' notice to all directors, or a shorter time period of notice as may be permitted by law and as may be sufficient for the convenient assembly of the directors thereat. The notice need not state the purpose of the meeting. If the day or date, time, and place of a meeting have been announced at a previous meeting of the Board, no notice is required. A director may waive notice of a meeting of the Board or of any committee thereof. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         - QUORUM. A majority of the directors currently holding office is a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

         - ACTION. Except where the Business Corporation Act requires a larger proportion or number, the Board shall take action by the affirmative vote of the greater of a majority of directors present at a duly held meeting at the time the action is taken, or a majority of the minimum proportion or number of directors that would constitute a quorum for the transaction of business at the meeting.

         5. REMOVAL OF DIRECTORS. One or more directors may be removed in accordance with the provisions of the Business Corporation Act.

         6. WRITTEN ACTION. An action which requires shareholder approval and which is required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors. An action which does not require shareholder approval and which is required or permitted to be taken at a Board meeting may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present, if the Articles of Incorporation so provide. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

         7. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

                                ARTICLE III

                                  OFFICERS

         The officers of the corporation shall consist of a chief executive officer, who shall be designated President, a chief financial officer, who shall be designated Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors appointing them shall designate. Except as the Articles of Incorporation, these Bylaws or a resolution adopted by the Board of Directors may otherwise provide, the President and the Treasurer shall have the duties specified in the Business Corporation Act. Any other officer shall have the powers, rights, duties, and responsibilities determined by the Board of Directors. Any number of offices or functions of those offices may be held or exercised by the same person.

         Except as may otherwise be required by the Business Corporation Act, or by a resolution approved by the affirmative vote of a majority of the directors, or by a resolution approved by the holders of a majority of the voting power of the shares present at a duly convened shareholders' meeting, any officer of the corporation is authorized to sign any document required by the Business Corporation Act, to be filed with the Secretary of State of Minnesota.

         Unless otherwise provided in the resolution appointing him, each officer shall be appointed for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor shall have been chosen and qualified.

         An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly convened meeting of the Board of Directors.

         A vacancy in an office because of death, resignation, removal, disqualification, or other cause may, or in the case of a vacancy in the office of President or Treasurer shall, be filled for the unexpired portion of the term by the Board of Directors, or in the manner determined by the Board, or pursuant to the provisions of the Business Corporation Act.

                                 ARTICLE IV

                             BOOKS AND RECORDS

         The corporation shall keep at its principal executive office, or at another place or places within the United States determined by the Board, a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder.

         The corporation shall also keep, at its principal executive office, or at another place or places within the United States determined by the Board, a record of the dates on which certificates or transaction statements representing shares were issued.

         The corporation shall keep at its principal executive office, or, if its principal executive office is outside of the State of Minnesota, shall make available at its registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a person described in the Business Corporation Act, originals or copies of any of the documents enumerated the Business Corporation Act.

                                 ARTICLE V

                               CORPORATE SEAL

         The corporation shall keep appropriate and complete financial records, and such other records as may be required by any other applicable provision of law.

         The corporation may have a corporate seal which shall have inscribed thereon the word "seal" and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                 ARTICLE VI

                                FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                ARTICLE VII

                            CONTROL OVER BYLAWS

         The power to amend or repeal these Bylaws and to adopt new Bylaws shall be vested in the Board of Directors, subject to the requirements of
Section 302A.181 of the Business Corporation Act.